Exhibit 99.1

Fortune Brands Delivers Solid Profit Results While Executing Transformational Actions Amidst a Challenging Environment

Highlights:

  Fortune Brands Home & Security results, inclusive of Cabinets for the full fiscal year:
    Q4 sales declined 2 percent and full-year sales grew 4 percent
    Q4 earnings per share (EPS) decreased 34 percent to $0.85 due to separation transaction and reorganization expenses; EPS before charges / gains increased 18 percent to $1.56
    Full-year EPS decreased 6 percent to $5.23 due to separation transaction and reorganization expenses; EPS before charges / gains increased 10 percent to $6.32
  Fortune Brands Innovations results from continuing operations:
    Q4 sales declined 7 percent and full-year sales declined 2 percent
    Q4 EPS were $0.99; EPS before / charges gains were $1.07
    Full-year EPS were $4.11; EPS before charges / gains were $4.24
  Company provides 2023 financial guidance prioritizing market-beating sales results, margin preservation and cash generation against a declining market

DEERFIELD, Ill.--(BUSINESS WIRE)--February 16, 2023--Fortune Brands Innovations, Inc. (NYSE: FBIN or “Fortune Brands” or the “Company”), an industry-leading home, security and commercial building products company, today announced fourth quarter and full-year 2022 results.

“Our teams delivered impressive fourth quarter and full year results in the face of a challenging environment while executing several transformative initiatives,” said Fortune Brands Chief Executive Officer Nicholas Fink. “These initiatives should enable us to deliver our long-term targets and will also help us navigate the short-term challenges we expect to face in 2023. Our fourth quarter margin results demonstrate that we can protect margins even in a declining market. We head into 2023 well-prepared and will remain laser focused on delivering above-market sales results, preserving margin and generating cash. I am confident in the long-term potential of this Company and the team’s ability to deliver – regardless of the environment.”

Fourth Quarter 2022 FBIN Results from Continuing Operations

For the fourth quarter of 2022, FBIN sales were $1.1 billion, a decrease of 7 percent over the fourth quarter of 2021. Operating income was $182.2 million, compared to $195.4 million in the prior-year quarter, a decrease of 7 percent. Operating income before charges / gains was $196.1 million versus $197.2 million in 2021. Operating margin was 16.1 percent, compared to 16.0 percent in the fourth quarter of 2021. Operating margin before charges / gains was 17.3 percent, compared to 16.2 percent in the fourth quarter of 2021, an improvement of 110 basis points.

For each FBIN segment in the fourth quarter of 2022, compared to the prior-year quarter:

  Water Innovations sales decreased 9 percent, primarily due to continued inventory destocking, Covid-impacts to sales in China and declining sales volumes. Excluding the impact of the extra fiscal week and FX, net sales decreased around 11 percent. Operating margin before charges / gains was 24.0 percent, driven by cost controls and price realization.
  Outdoors & Security sales decreased 5 percent, driven by channel destocking and a return to regular seasonality across the segment. Excluding the impact of the extra fiscal week and FX, sales declined 7 percent. Operating margin before charges / gains was 14.8 percent, driven by cost controls and price realization.

Full Year 2022 FBIN Results from Continuing Operations

For the full year 2022, FBIN sales were $4.7 billion, a decrease of 2 percent from 2021, and a decrease of 2 percent when excluding the impact of the 53rd week and FX. Operating income was $774.3 million, compared to $811.2 million in the prior year, a decrease of 5 percent. Operating income before charges / gains was $809.7 million, compared to $829.2 million during the previous year, down 2 percent. Operating margin was 16.4 percent, compared to 16.9 percent in 2021. Operating margin before charges / gains was 17.1 percent, down 20 basis points over full year 2021.

“Our teams delivered solid 2022 results in a challenging environment. Our fourth quarter sales results reflect the sudden demand change we experienced following 400 basis points of Fed rate increases from May through December. This unusual pace of rate increases abruptly changed housing affordability and channel partner inventory plans, impacting our second half sales growth. Additionally, it created inefficiencies that we expect to impact first quarter 2023 margins. However, our teams have reacted decisively to alter our cost structure, production planning and our inventory in a manner that we expect will protect margins and improve cash generation in 2023,” said Fortune Brands Chief Financial Officer Patrick Hallinan. “We remain highly focused on driving outperformance, including above-market growth, margin preservation and enhancement and cash generation in 2023 and over the long term.”

Balance Sheet and Liquidity

At the end of the year, net debt was $2.0 billion and net debt to EBITDA from continuing operations before charges / gains was 2.1x. The Company had $643 million in cash and $1,250 million of availability under its revolving credit facility.

During the fourth quarter, the Company used a portion of the proceeds from the dividend from the Cabinets spin-off to pay down all outstanding variable rate debt.

During the fourth quarter, the Company repurchased approximately $39 million in common stock and for the full year, repurchased approximately $580 million in common stock.

Annual Outlook

Based on the Company’s assumption of a total global market decline of 6.5 percent to 8.5 percent, with the U.S. housing market also declining 6.5 percent to 8.5 percent, the Company expects full-year 2023 sales to be down 5 percent to 7 percent with operating margins between 16 percent and 17 percent, implying decremental operating leverage of between 25 percent and 30 percent.

The Company expects EPS before charges / gains to be in the range of $3.60 to $3.80.

For 2023, the Company expects to generate free cash flow of approximately $475 million, with a cash conversion rate of around 100 percent.

Reflecting further on the future of Fortune Brands Innovations, Fink stated: “We successfully executed a spin-off of our Cabinets business, unlocking greater shareholder value for both companies by allowing us to focus on and invest in our unique growth opportunities. We rebranded our entire Company, with our new identity reflecting our evolution as a business focused on driving accelerated growth in our categories through brand and innovation. To better enable this focus and to make our business more efficient, we reorganized the Company from a decentralized structure with separate businesses to an aligned operating model that prioritizes activities that are core to brand, innovation and channel. Additionally, we placed our global supply chain resources under a unified leadership team to fully leverage the scale and execution excellence across our total business. These transformative changes will enable us to deliver on the long-term targets we set forth during our investor day and will also help us navigate the short-term challenges we expect to face in 2023.”

Conference Call Details

Today at 5:00 p.m. ET, Fortune Brands will host an investor conference call to discuss results. A live internet audio webcast of the conference call will be available on the Fortune Brands website at ir.fbin.com/upcoming-events. It is recommended that listeners log on at least 10 minutes prior to the start of the call. A recorded replay of the call will be made available on the Company’s website shortly after the call has ended.

About Fortune Brands Innovations

Fortune Brands Innovations, Inc. (NYSE: FBIN), headquartered in Deerfield, Ill., is a brand, innovation and channel leader focused on exciting, supercharged categories in the home products, security and commercial building markets. The Company’s growing portfolio of brands includes Moen, House of Rohl, Aqualisa, Therma-Tru, Larson, Fiberon, Master Lock and SentrySafe. To learn more about FBIN, its brands and environmental, social and governance (ESG) commitments, visit www.FBIN.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” made within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to: general business strategies, market potential, anticipated future financial performance, the potential of our brands, the housing market and other matters. Statements preceded by, followed by or that otherwise include the words “believes”, “positioned”, “expects”, “estimates”, “plans”, “look to”, “outlook”, “intend”, and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements, including, but not limited to: the expected benefits and costs of the Cabinets business spin-off transaction; the tax-free nature of the Cabinets business spin-off; general business and economic conditions; our reliance on the North American repair and remodel and new home construction activity levels; our reliance on key customers and suppliers; our ability to maintain our strong brands and to develop innovative products while maintaining our competitive positions; our ability to improve organizational productivity and global supply chain efficiency; our ability to obtain raw materials and finished goods in a timely and cost-effective manner; the impact of sustained inflation, including global commodity and energy availability and price volatility; the impact of trade-related tariffs and risks with uncertain trade environments or changes in government and industry regulatory standards; our ability to attract and retain qualified personnel and other labor constraints; the uncertainties relating to the impact of COVID-19 on the Company’s business and results; our ability to achieve the anticipated benefits of our strategic initiatives; our ability to successfully execute our acquisition strategy and integrate businesses that we have and may acquire; and the other factors discussed in our securities filings, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share from continuing operations before charges / gains, operating income from continuing operations before charges / gains, operating margin from continuing operations before charges / gains, EBITDA from continuing operations before charges / gains, net debt, net debt to EBITDA from continuing operations before charges / gains, free cash flow, and sales excluding the impact of the 53rd week and FX. These non-GAAP measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the applicable most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS INNOVATIONS, INC.
(In millions, except per share amounts)
(Unaudited)

Net sales

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2022	2021	% Change		2022	2021	% Change
Net sales (GAAP)				Net sales (GAAP)
Water Innovations	$641.5	$703.6	(9)	Water Innovations	$2,570.1	$2,761.2	(7)
Outdoors & Security	490.4	514.4	(5)	Outdoors & Security	2,152.9	2,039.9	6
Total net sales	$1,131.9	$1,218.0	(7)	Total net sales	$4,723.0	$4,801.1	(2)

MasterBrand Cabinets net sales				MasterBrand Cabinets net sales
MasterBrand Cabinets discontinued operations through 12/14/2022	$708.8	$744.8	(5)	MasterBrand Cabinets discontinued operations through 12/14/2022	$3,199.7	$2,855.0	12
Impact of MasterBrand Cabinets net sales from 12/15/2022 to 12/25/2022	75.7	-	NM	Impact of MasterBrand Cabinets net sales from 12/15/2022 to 12/25/2022	75.7	-	NM
Total MasterBrand Cabinets net sales	$784.5	$744.8	5	Total MasterBrand Cabinets net sales	$3,275.4	$2,855.0	15

Total Fortune Brands Home & Security inclusive of MasterBrand Cabinets net sales (g)	$1,916.4	$1,962.8	(2)	Total Fortune Brands Home & Security inclusive of MasterBrand Cabinets net sales (g)	$7,998.4	$7,656.1	4

Quarter to Date

	Before Charges & Gains				GAAP

	Three Months Ended December 31,				Three Months Ended December 31,
Operating income (loss) from continuing operations before charges/gains (a)	2022	2021	% Change	Operating income (loss) from continuing operations	2022	2021	% Change
Water Innovations	$154.2	$146.6	5	Water Innovations	$151.8	$146.5	4
Outdoors & Security	72.8	81.8	(11)	Outdoors & Security	66.3	80.1	(17)
Corporate expenses	(30.9)	(31.2)	(1)	Corporate expenses	(35.9)	(31.2)	15

Total operating income from continuing operations before charges/gains (a)	$196.1	$197.2	(1)	Total operating income from continuing operations (GAAP)	$182.2	$195.4	(7)

Diluted EPS from continuing operations before charges/gains (b)	$1.07	$0.96	11	Diluted EPS from continuing operations (GAAP)	$0.99	$0.93	6

Diluted EPS from discontinuing operations before charges/gains (c)	$0.49	$0.36	38	Diluted EPS from discontinuing operations (GAAP)	$(0.14)	$0.36	(139)

Diluted EPS Fortune Brands Home & Security inclusive of MasterBrand Cabinets before charges/gains (d)	$1.56	$1.32	18	Diluted EPS attributable to Fortune Brands (GAAP)	$0.85	$1.29	(34)

EBITDA from continuing operations before charges/gains (e)	$236.0	$232.2	2	Income from continuing operations, net of tax (GAAP)	$128.2	$127.5	1

Year to Date

	Before Charges & Gains				GAAP

	Twelve Months Ended December 31,				Twelve Months Ended December 31,
Operating income (loss) from continuing operations before charges/gains (a)	2022	2021	% Change	Operating income (loss) from continuing operations	2022	2021	% Change
Water Innovations	$622.8	$632.7	(2)	Water Innovations	$614.6	$629.7	(2)
Outdoors & Security	311.6	305.0	2	Outdoors & Security	289.6	291.9	(1)
Corporate expenses	(124.7)	(108.5)	15	Corporate expenses	(129.9)	(110.4)	18

Total operating income from continuing operations before charges/gains (a)	$809.7	$829.2	(2)	Total operating income from continuing operations (GAAP)	$774.3	$811.2	(5)

Diluted EPS from continuing operations before charges/gains (b)	$4.24	$4.16	2	Diluted EPS from continuing operations (GAAP)	$4.11	$4.01	2

Diluted EPS from discontinuing operations before charges/gains (c)	$2.08	$1.57	32	Diluted EPS from discontinuing operations (GAAP)	$1.12	$1.53	(27)

Diluted EPS Fortune Brands Home & Security inclusive of MasterBrand Cabinets before charges/gains (d)	$6.32	$5.73	10	Diluted EPS attributable to Fortune Brands (GAAP)	$5.23	$5.53	(6)

EBITDA from continuing operations before charges/gains (e)	$951.5	$961.3	(1)	Income from continuing operations, net of tax (GAAP)	$539.9	$559.7	(4)

NM - Not Meaningful

(a) (b) (c) (d) (e) (g) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (GAAP)
(In millions)
(Unaudited)

	December 31,	December 31,
	2022	2021

Assets
Current assets
Cash and cash equivalents	$642.5	$425.6
Accounts receivable, net	521.9	580.4
Inventories	1,021.3	889.5
Other current assets	274.8	135.0
Current assets of discontinued operations	-	714.0
Total current assets	2,460.5	2,744.5

Property, plant and equipment, net	783.7	670.8
Goodwill	1,640.6	1,538.9
Other intangible assets, net of accumulated amortization	1,000.7	968.1
Other assets	235.3	235.3
Non-current assets of discontinued operations	-	1,778.6
Total assets	$6,120.8	$7,936.2

Liabilities and equity
Current liabilities
Short-term debt	$599.2	$400.0
Accounts payable	421.6	561.0
Other current liabilities	526.4	646.4
Current liabilities of discontinued operations	-	363.7
Total current liabilities	1,547.2	1,971.1

Long-term debt	2,074.2	2,309.8
Deferred income taxes	136.9	78.5
Other non-current liabilities	278.1	359.9
Non-current liabilities of discontinued operations	-	152.2
Total liabilities	4,036.4	4,871.5

Stockholders' equity	2,084.4	3,064.7
Total equity	2,084.4	3,064.7
Total liabilities and equity	$6,120.8	$7,936.2

FORTUNE BRANDS INNOVATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended December 31,
	2022	2021
Operating activities
Net income	$686.7	$772.4
Depreciation and amortization	191.6	189.1
Recognition of actuarial (gains)/losses	(1.2)	0.8
Non-cash lease expense	45.2	42.5
Deferred taxes	14.8	1.7
Loss on equity investments	-	5.0
Asset impairment charge	46.4	-
Other non-cash items	57.3	55.4
Changes in assets and liabilities, net	(474.5)	(378.2)
Net cash provided by operating activities	$566.3	$688.7

Investing activities
Capital expenditures	$(246.1)	$(214.2)
Proceeds from the disposition of assets	8.2	1.9
Cost of acquisitions, net of cash acquired	(214.1)	5.2
Net cash used in investing activities	$(452.0)	$(207.1)

Financing activities
Increase in debt, net	$(37.1)	$135.0
Proceeds from the exercise of stock options	1.1	41.8
Treasury stock purchases	(580.1)	(447.7)
Dividends to stockholders	(145.6)	(143.0)
Dividends received from MasterBrand	940.0	-
Cash retained by MasterBrand at Spin-off	(56.3)	-
Other items, net	(49.5)	(14.7)
Net cash provided by (used in) financing activities	$72.5	$(428.6)

Effect of foreign exchange rate changes on cash	$(14.6)	$(1.9)

Net increase in cash and cash equivalents	$172.2	$51.1
Cash, cash equivalents and restricted cash* at beginning of period	476.1	425.0
Cash, cash equivalents and restricted cash* at end of period	$648.3	$476.1

FREE CASH FLOW	Twelve Months Ended December 31,		2023 Full Year
	2022	2021	Approximation

Free cash flow**	$329.5	$518.2	$475.0
Add:
Capital expenditures	246.1	214.2	250.0 - 300.0
Less:
Proceeds from the disposition of assets	8.2	1.9	-
Proceeds from the exercise of stock options	1.1	41.8	-
Cash flow from operations (GAAP)	$566.3	$688.7	$725.0 - 775.0

*Restricted cash of $2.1 million and $3.7 million is included in Other current assets and Other assets, respectively, as of December 31, 2022. Restricted cash of $1.3 million and $3.3 million is included in Other current assets and Other assets, respectively, as of December 31, 2021. Note that our net increase in cash and cash equivalents for the years ended December 31, 2022 and 2021, represents the combined cash flows of both our continuing and discontinued operations.

** Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less net capital expenditures (capital expenditures less proceeds from the disposition of assets including property, plant and equipment, and proceeds from the exercise of stock options). Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS INNOVATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	% Change	2022	2021	% Change

Net sales	$1,131.9	$1,218.0	(7)	$4,723.0	$4,801.1	(2)

Cost of products sold	659.6	722.1	(9)	2,790.1	2,840.6	(2)

Selling, general
and administrative expenses	267.3	288.7	(7)	1,077.9	1,093.8	(1)

Amortization of intangible assets	12.6	11.1	14	48.3	46.3	4

Restructuring charges	10.2	0.7	100	32.4	9.2	252

Operating income	182.2	195.4	(7)	774.3	811.2	(5)

Interest expense	33.8	21.1	60	119.2	84.3	41

Other (income) expense, net	(7.0)	(0.2)	100	(12.0)	0.5	100

Income from continuing operations before income taxes	155.4	174.5	(11)	667.1	726.4	(8)

Income tax	27.2	47.0	(42)	127.2	166.7	(24)

Income from continuing operations, net of tax	$128.2	$127.5	1	$539.9	$559.7	(4)

Income (loss) from discontinued operations, net of tax	(18.3)	47.7	(138)	146.8	212.7	(31)

Net income	$109.9	$175.2	(37)	$686.7	$772.4	(11)

Net income attributable to Fortune Brands	$109.9	$175.2	(37)	$686.7	$772.4	(11)

Diluted earnings per common share
Continuing operations	$0.99	$0.93	6	$4.11	$4.01	2
Discontinued operations	$(0.14)	$0.35	(141)	$1.12	$1.52	(27)
Diluted EPS attributable to Fortune Brands	$0.85	$1.28	(34)	$5.23	$5.53	(6)

Diluted average number of shares outstanding	129.0	137.3	(6)	131.3	139.5	(6)

FORTUNE BRANDS INNOVATIONS, INC.
(In millions)
(Unaudited)

RECONCILIATIONS OF EBITDA FROM CONTINUING OPERATIONS BEFORE CHARGES/GAINS TO INCOME FROM CONTINUING OPERATIONS, NET OF TAX

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	% Change	2022	2021	% Change

EBITDA from continuing operations before charges/gains (e)	$236.0	$232.2	2	$951.5	$961.3	(1)

Depreciation*	$(21.9)	$(21.7)	1	$(82.7)	$(78.7)	5
Amortization of intangible assets	(12.6)	(11.1)	14	(48.3)	(46.3)	4
Restructuring and other (charges)/gains	(13.9)	(4.0)	248	(35.4)	(20.2)	75
Interest expense	(33.8)	(21.1)	60	(119.2)	(84.3)	41
Loss on equity investments (f)	-	-	-	-	(4.5)	(100)
Defined benefit plan actuarial gains/(losses)	1.6	0.2	700	1.2	(0.9)	(233)
Income taxes	(27.2)	(47.0)	(42)	(127.2)	(166.7)	(24)

Income from continuing operations, net of tax	$128.2	$127.5	1	$539.9	$559.7	(4)

* Depreciation excludes accelerated depreciation expense of ($0.1) million for the three and twelve months ended December 31, 2022. Depreciation excludes accelerated depreciation expense of ($0.2) million and ($1.9) million for the three and twelve months ended December 31, 2021, respectively. Accelerated depreciation is included in restructuring and other charges/gains.

CALCULATION OF NET DEBT-TO-EBITDA FROM CONTINUING OPERATIONS BEFORE CHARGES/GAINS RATIO

As of December 31, 2022
Short-term debt **			$599.2
Long-term debt **			2,074.2
Total debt			2,673.4
Less:
Cash and cash equivalents **			642.5
Net debt (1)			$2,030.9
For the twelve months ended December 31, 2022
EBITDA from continuing operations before charges/gains (2) (e)			$951.5

Net debt-to-EBITDA from continuing operations before charges/gains ratio (1/2)			2.1

** Amounts are per the Unaudited Condensed Consolidated Balance Sheet as of December 31, 2022.

(e) (f) For definitions of Non-GAAP measures, see Definitions of Terms page

RECONCILIATION OF DILUTED EPS FROM CONTINUING OPERATIONS BEFORE CHARGES/GAINS

For the three months ended December 31, 2022, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $13.9 million ($10.5 million after tax or $0.09 per diluted share) of restructuring and other charges/gains and the impact for actuarial gains associated with our defined benefit plans of $1.6 million ($1.2 million after tax or $0.01 per diluted share).

For the twelve months ended December 31, 2022, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $35.4 million ($25.6 million after tax or $0.20 per diluted share) of restructuring and other charges/gains, the impact for actuarial gains associated with our defined benefit plans of $1.2 million ($0.9 million after tax or $0.01 per diluted share) and a tax benefit of $8.4 million ($0.06 per diluted share).

For the three months ended December 31, 2021, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $4.0 million ($4.9 million after tax or $0.03 per diluted share) of restructuring and other charges/gains, including $2.2 million of mark-to-market expense classified in the other expense, net, associated with the remaining outstanding shares of Flo, which occurred in January 2022, and the impact from actuarial gains associated with our defined benefit plans of $0.2 million.

For the twelve months ended December 31, 2021, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $20.2 million ($16.6 million after tax or $0.13 per diluted share) of restructuring and other charges/gains, including $2.2 million of mark-to-market expense classified in the other expense, net, associated with the remaining outstanding shares of Flo, which occurred in January 2022, loss on equity investments of $4.5 million ($3.4 million after tax or $0.02 per diluted share) and the impact for actuarial losses associated with our defined benefit plans of $0.9 million ($0.6 million net of tax).

RECONCILIATION OF DILUTED EPS FOR FORTUNE BRANDS HOME & SECURITY INCLUSIVE OF MASTERBRAND CABINETS BEFORE CHARGES/GAINS

For the three months ended December 31, 2022, the diluted EPS for Fortune Brands Home & Security, inclusive of MasterBrand Cabinets before charges/gains, is calculated by combining income from continuing operations before charges/gains on a diluted per-share basis, to income from the discontinued MasterBrand Cabinets segment through the separation date 12/14/2022 and MasterBrands Cabinets for post-separation 12/15/2022 through 12/25/2022 on a diluted per-share basis, excluding $77.1 million ($62.8 million after tax or $0.49 per diluted share) of restructuring and other charges/gains and separation costs, asset impairment charges of $20.4 million ($15.4 million after tax or $0.12 per diluted share), the impact for actuarial losses associated with our defined benefit plans of $1.6 million ($1.2 million after tax or $0.01 per diluted share) and a tax expense of $0.7 million ($0.01 per diluted share).

For the twelve months ended December 31, 2022, the diluted EPS for Fortune Brands Home & Security, inclusive of MasterBrand Cabinets before charges/gains, is calculated by combining income from continuing operations before charges/gains on a diluted per-share basis, to income from the discontinued MasterBrand Cabinets segment through the separation date 12/14/2022 and MasterBrands Cabinets for post-separation 12/15/2022 through 12/25/2022 on a diluted per-share basis, excluding $114.8 million ($91.3 million after tax or $0.71 per diluted share) of restructuring and other charges/gains and separation costs, asset impairment charges of $46.4 million ($35.1 million after tax or $0.27 per diluted share), the impact for actuarial losses associated with our defined benefit plans of $1.6 million ($1.3 million after tax or $0.01 per diluted share) and a tax benefit of $3.4 million ($0.03 per diluted share).

For the three months ended December 31, 2021, the diluted EPS for Fortune Brands Home & Security, inclusive of MasterBrand Cabinets before charges/gains, is calculated by combining income from continuing operations before charges/gains on a diluted per-share basis, to income from the discontinued MasterBrand Cabinets segment through the separation date 12/14/2022 and MasterBrands Cabinets for post-separation 12/15/2022 through 12/25/2022 on a diluted per-share basis, excluding $1.4 million ($1.0 million after tax) of restructuring and other charges and a tax expense of $0.1 million.

For the twelve months ended December 31, 2021, the diluted EPS for Fortune Brands Home & Security, inclusive of MasterBrand Cabinets before charges/gains, is calculated by combining income from continuing operations before charges/gains on a diluted per-share basis, to income from the discontinued MasterBrand Cabinets segment through the separation date 12/14/2022 and MasterBrands Cabinets for post-separation 12/15/2022 through 12/25/2022 on a diluted per-share basis, excluding $8.0 million ($6.3 million after tax or $0.04 per diluted share) of restructuring and other charges/gains and a tax expense of $0.2 million.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	% Change	2022	2021	% Change

Earnings per common share (EPS) - Diluted
Diluted EPS from continuing operations before charges/gains (b)	$1.07	$0.96	11	$4.24	$4.16	2

Restructuring and other (charges)/gains	(0.09)	(0.03)	200	(0.20)	(0.13)	54
Loss on equity investments (f)	-	-	-	-	(0.02)	(100)
Defined benefit plan actuarial (losses)/gains	0.01	-	NM	0.01	-	NM
Tax items	-	-	-	0.06	-	NM

Diluted EPS from continuing operations (GAAP)	$0.99	$0.93	6	$4.11	$4.01	2

Diluted EPS from continuing operations before charges/gains (b)	$1.07	$0.96	11	$4.24	$4.16	2

MasterBrand Cabinets discontinued operations through 12/14/2022	0.48	0.36	33	2.07	1.57	32

Diluted EPS through the spin-off date before charges/gains	$1.55	$1.32	17	$6.31	$5.73	(12)

Impact of MasterBrand Cabinets from 12/15/2022 to 12/25/2022	0.01	-	NM	0.01	-	NM

Diluted EPS Fortune Brands Home & Security inclusive of MasterBrand Cabinets before charges/gains (d)	$1.56	$1.32	18	$6.32	$5.73	10

Diluted EPS Fortune Brands Home & Security inclusive of MasterBrand Cabinets before charges/gains (d)	$1.56	$1.32	18	$6.32	$5.73	10

Diluted EPS from continuing operations before charges/gains	$1.07	$0.96	11	$4.24	$4.16	2

Restructuring and other (charges)/gains	(0.09)	(0.03)	200	(0.20)	(0.13)	54
Loss on equity investments (f)	-	-	-	-	(0.02)	(100)
Defined benefit plan actuarial (losses)/gains	0.01		NM	0.01	-	NM
Tax items	-	-	-	0.06	-	NM

Diluted EPS from continuing operations (A) (GAAP)	$0.99	$0.93	6	$4.11	$4.01	2

Diluted EPS from discontinued operations before charges/gains (c)	0.49	0.36	38	2.08	1.57	32

Restructuring and other (charges)/gains	(0.49)	-	NM	(0.71)	(0.04)	100
Defined benefit plan actuarial (losses)/gains	(0.01)	-	NM	(0.01)	-	NM
Asset impairment charges (h)	(0.12)	-	NM	(0.27)	-	NM
Tax items	(0.01)	-	NM	0.03	-	NM

Diluted EPS from discontinued operations (B) (GAAP)	$(0.14)	$0.36	(139)	$1.12	$1.53	(27)

Diluted EPS attributable to Fortune Brands (A + B) (GAAP)	$0.85	$1.29	(34)	$5.23	$5.53	(6)

NM - Not Meaningful
(b) (c) (d) (f) (h) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	% Change	2022	2021	% Change
Net sales (GAAP)
Water Innovations	$641.5	$703.6	(9)	$2,570.1	$2,761.2	(7)
Outdoors & Security	490.4	514.4	(5)	2,152.9	2,039.9	6
Total net sales	$1,131.9	$1,218.0	(7)	$4,723.0	$4,801.1	(2)

Operating income (loss) from continuing operations
Water Innovations	$151.8	$146.5	4	$614.6	$629.7	(2)
Outdoors & Security	66.3	80.1	(17)	289.6	291.9	(1)
Corporate expenses	(35.9)	(31.2)	15	(129.9)	(110.4)	18

Total operating income from continuing operations (GAAP)	$182.2	$195.4	(7)	$774.3	$811.2	(5)

OPERATING INCOME FROM CONTINUING OPERATIONS BEFORE CHARGES/GAINS RECONCILIATION

Operating income (loss) from continuing operations before charges/gains (a)
Water Innovations	$154.2	$146.6	5	$622.8	$632.7	(2)
Outdoors & Security	72.8	81.8	(11)	311.6	305.0	2
Corporate expenses	(30.9)	(31.2)	(1)	(124.7)	(108.5)	15

Total operating income from continuing operations before charges/gains (a)	196.1	197.2	(1)	809.7	829.2	(2)
Restructuring and other (charges)/gains (1) (2)	(13.9)	(1.8)	672	(35.4)	(18.0)	97
Total operating income from continuing operations (GAAP)	$182.2	$195.4	(7)	$774.3	$811.2	(5)

(1) Restructuring charges, which include costs incurred for significant cost reduction initiatives and workforce reduction costs by segment, totaled $10.2 million and $32.4 million for the three and twelve months ended December 31, 2022, respectively. Restructuring charges for the three and twelve months ended December 31, 2021, were $0.7 million and $9.2 million, respectively.

(2) Other charges/gains represent costs that are directly related to restructuring initiatives but cannot be reported as restructuring costs under GAAP. These costs can include losses from disposing of inventories, trade receivables allowances from discontinued product lines, accelerated depreciation due to the closure of facilities, and gains or losses from selling previously closed facilities. During the three and twelve months ended December 31, 2022, total other charges were ($0.1) million and ($5.6) million, respectively, while total other charges were $1.1 million and $3.5 million during the three and twelve months ended December 31, 2021, respectively.

In the Water Innovations segment, other charges also include an acquisition-related inventory step-up expense of $0.1 million and $1.4 million for Aqualisa for the three and twelve months ended December 31, 2022, respectively, classified in the cost of products sold.

In the Outdoors & Security segment, other charges also include an acquisition-related inventory step-up expense of $0.7 million for Solar Innovations and its affiliated entity for the twelve months ended December 31, 2022, classified in the cost of products sold. Additionally, there was a $0.3 million and $2.1 million compensation arrangement with the former owner of Solar for the three and twelve months ended December 31, 2022, respectively, classified in selling, general, and administrative expenses. There was also an acquisition-related inventory step-up expense of $3.3 million for Larson for the twelve months ended December 31, 2021, classified in cost of products sold.

At the Corporate level, other charges also include expenditures of $0.2 million and $1.2 million for the three and twelve months ended December 31, 2022, respectively, for banking, legal, accounting, and other similar services directly related to the acquisition of Aqualisa. Additionally, there were expenditures of $3.4 million for the three and twelve months ended December 31, 2022, for banking, legal, accounting, and other similar services directly related to the planned acquisition of the Emtek and Schaub premium and luxury door and hardware business, as well as the U.S. and Canadian Yale and August residential smart home lock businesses. During the twelve months ended December 31, 2021, there were $1.4 million in external costs directly related to evaluating acquisition targets, which included expenditures for accounting, tax, and other similar services. Furthermore, for the twelve months ended December 31, 2021, there were $0.3 million in banking, legal, accounting, and other similar services directly related to the acquisition of Larson classified in selling, general, and administrative expenses, and a pre-tax charge of $0.2 million for a loss on sale of a Corporate asset.

(a) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.
Reconciliation of Income Statements - GAAP to Before Charges/Gains Information
Three Months Ended December 31,
(In millions, except per share amounts)
(Unaudited)

		Before Charges/Gains Adjustments

						Impact of
		Restructuring	Defined benefit	Asset		MasterBrand Cabinets	Before
	GAAP	and other	plan actuarial	impairment	Tax Items	from	Charges/Gains
	(unaudited)	charges (1)	gains/(losses)	charges		12/15/2022 to 12/25/2022	(Non-GAAP)

2022	FOURTH QUARTER

Net Sales	$1,131.9	-	-	-	-	-

Cost of products sold	659.6	0.1	-	-	-	-
Selling, general & administrative expenses	267.3	(3.8)	-	-	-	-
Amortization of intangible assets	12.6	-	-	-	-	-
Restructuring charges	10.2	(10.2)	-	-	-	-

Operating Income	182.2	13.9	-	-	-	-	196.1

Interest expense	33.8	-	-	-	-	-
Other (income) expense, net	(7.0)	-	1.6	-	-	-
Income before taxes	155.4	13.9	(1.6)	-	-	-	167.7

Income tax	27.2	3.4	(0.4)	-	-	-

Income from continuing operations, net of tax	$128.2	10.5	(1.2)	-	-	-	$137.5

Income (loss) from discontinued operations, net of tax	(18.3)	62.8	1.2	15.4	0.7	1.3	$63.1

Net income	$109.9	73.3	-	15.4	0.7	1.3	$200.6

Diluted average number of shares outstanding	129.0						129.0

Diluted EPS continuing operations	$0.99						$1.07
Diluted EPS discontinued operations	$(0.14)						$0.49
Diluted EPS attributable to Fortune Brands	$0.85						$1.56

2021

Net Sales	$1,218.0	-	-	-	-	-

Cost of products sold	722.1	(0.6)	-	-	-	-
Selling, general & administrative expenses	288.7	(0.5)	-	-	-	-
Amortization of intangible assets	11.1	-	-	-	-	-
Restructuring charges	0.7	(0.7)	-	-	-	-

Operating Income	195.4	1.8	-	-	-	-	197.2

Interest expense	21.1	-	-	-	-	-
Other (income) expense, net	(0.2)	(2.2)	0.2	-	-	-
Income before taxes	174.5	4.0	(0.2)	-	-	-	178.3

Income tax	47.0	(0.9)	-	-	-	-

Income after tax	$127.5	4.9	(0.2)	-	-	-	$132.2

Income from continuing operations, net of tax	127.5	4.9	(0.2)	-	-	-	$132.2

Income (loss) from discontinued operations, net of tax	47.7	1.0	-	-	0.1		$48.8

Net income	$175.2	5.9	(0.2)	-	0.1	-	$181.0

Diluted average number of shares outstanding	137.3						137.3

Diluted EPS continuing operations	$0.93						$0.96
Diluted EPS discontinued operations	$0.35						$0.36
Diluted EPS attributable to Fortune Brands	$1.28						$1.32

(1) Restructuring and other charges for the three months ended December 31, 2021, include a mark-to-market expense classified in the other expense, net associated with the acquisition of the remaining outstanding shares of Flo Technologies, Inc. (Flo), which occurred in January 2022.

FORTUNE BRANDS INNOVATIONS, INC.
Reconciliation of Income Statements - GAAP to Before Charges/Gains Information
Twelve Months Ended December 31,
(In millions, except per share amounts)
(Unaudited)

		Before Charges/Gains Adjustments

							Impact of
		Restructuring	Defined benefit	Asset	Loss on		MasterBrand Cabinets	Before
	GAAP	and other	plan actuarial	impairment	equity	Tax items (1)	from	Charges/Gains
	(Unaudited)	charges	gains/(losses)	charges	investments		12/15/2022 to 12/25/2022	(Non-GAAP)

2022	Year to Date

Net sales	$4,723.0	-	-	-	-	-	-

Cost of products sold	2,790.1	4.4	-	-	-	-	-
Selling, general & administrative expenses	1,077.9	(7.4)	-	-	-	-	-
Amortization of intangible assets	48.3	-	-	-	-	-	-
Restructuring charges	32.4	(32.4)	-	-	-	-	-

Operating income	774.3	35.4	-	-	-	-	-	809.7

Interest expense	119.2	-	-	-	-	-	-
Other (income) expense, net	(12.0)	-	1.2	-	-	-	-
Income before taxes	667.1	35.4	(1.2)	-	-	-	-	701.3

Income taxes	127.2	9.8	(0.3)	-	-	8.4	-

Income from continuing operations, net of tax	$539.9	25.6	(0.9)	-	-	(8.4)	-	$556.2

Income from discontinued operations, net of tax	$146.8	91.3	1.3	35.1	-	(3.4)	1.3	$272.4

Net income	$686.7	116.9	0.4	35.1	-	(11.8)	1.3	$828.6

Diluted average number of shares outstanding	131.3							131.3

Diluted EPS continuing operations	$4.11							$4.24
Diluted EPS discontinued operations	$1.12							$2.08
Diluted EPS attributable to Fortune Brands	$5.23							$6.32

2021

Net sales	$4,801.1	-	-	-	-	-	-

Cost of products sold	2,840.6	(5.4)	-	-	-	-	-
Selling, general & administrative expenses	1,093.8	(3.4)	-	-	-	-	-
Amortization of intangible assets	46.3	-	-	-	-	-	-
Restructuring charges	9.2	(9.2)	-	-	-	-	-

Operating income	811.2	18.0	-	-	-	-	-	829.2

Interest expense	84.3	-	-	-	-	-	-
Other (income) expense, net	0.5	(2.2)	(0.9)	-	(4.5)	-	-
Income before taxes	726.4	20.2	0.9	-	4.5	-	-	752.0

Income taxes	166.7	3.6	0.3	-	1.1	-	-

Income from continuing operations, net of tax	$559.7	16.6	0.6	-	3.4	-	-	$580.3

Income from discontinued operations, net of tax	$212.7	6.3	-	-	-	0.2	-	$219.2
Net income	$772.4	22.9	0.6	-	3.4	0.2	-	$799.5

Diluted average number of shares outstanding	139.5							139.5

Diluted EPS continuing operations	$4.01							$4.16
Diluted EPS discontinued operations	1.52							1.57
Diluted EPS attributable to Fortune Brands	$5.53							$5.73

(1) Tax items for the twelve months ended December 31, 2022, were for reserves established relating to the Tax Cuts and Jobs Act of 2017 (the "Tax Act") that are now being reversed.

FORTUNE BRANDS INNOVATIONS, INC.
BEFORE CHARGES/GAINS OPERATING MARGIN TO OPERATING MARGIN
(Unaudited)

	Three Months Ended,
	December 31, 2022	December 31, 2021	Change

WATER INNOVATIONS
Before charges/gains operating margin	24.0%	20.8%	320 bps
Restructuring & other (charges)/gains	(0.3%)	-
Operating margin	23.7%	20.8%	290 bps

OUTDOORS & SECURITY
Before charges/gains operating margin	14.8%	15.9%	(110) bps
Restructuring & other (charges)/gains	(1.3%)	(0.3%)
Operating margin	13.5%	15.6%	(210) bps

TOTAL COMPANY
Before charges/gains operating margin from continuing operations	17.3%	16.2%	110 bps
Restructuring & other (charges)/gains	(1.2%)	(0.2%)
Operating margin from continuing operations	16.1%	16.0%	10 bps

	Twelve Months Ended,
	December 31, 2022	December 31, 2021	Change
TOTAL COMPANY
Before charges/gains operating margin from continuing operations	17.1%	17.3%	(20) bps
Restructuring & other (charges)/gains	(0.7%)	(0.4%)
Operating margin from continuing operations	16.4%	16.9%	(50) bps

Operating margin is calculated as the operating income from continuing operations in accordance with GAAP, divided by the GAAP net sales. The before charges/gains operating margin is calculated as the operating income from continuing operations, excluding restructuring and other charges/gains, divided by the GAAP net sales. This before charges/gains operating margin is not a measure derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes that this measure provides investors with helpful supplemental information about the Company's underlying performance from period to period. However, this measure may not be consistent with similar measures presented by other companies.

FORTUNE BRANDS INNOVATIONS, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN NET SALES EXCLUDING THE IMPACT OF AN EXTRA 53RD WEEK AND FOREIGN EXCHANGE TO PERCENTAGE CHANGE IN GAAP NET SALES
(Unaudited)

Three Months Ended December 31, 2022
% Change

WATER INNOVATIONS
Percentage change in net sales excluding impact of 53rd Week and FX	(11%)
Impact of 53rd Week	4%
Impact of FX	(2%)
Percentage change in net sales (GAAP)	(9%)

Three Months Ended December 31, 2022
% Change

OUTDOORS & SECURITY
Percentage change in net sales excluding impact of 53rd Week and FX	(7%)
Impact of 53rd Week	3%
Impact of FX	(1%)
Percentage change in net sales (GAAP)	(5%)

Twelve Months Ended December 31, 2022
% Change

TOTAL COMPANY
Percentage change in net sales from continuing operations excluding impact of 53rd Week and FX	(2%)
Impact of 53rd Week	1%
Impact of FX	(1%)
Percentage change in net sales from continuing operations (GAAP)	(2%)

Net sales excluding the impact of a 53rd week and the impact of FX on net sales is net sales derived in accordance with GAAP excluding impact of the 53rd week and the effect of foreign currency on net sales for the year 2022. Management uses this measure to evaluate the overall performance of its segments and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS INNOVATIONS, INC.
RECONCILIATION OF 2023 FULL YEAR GUIDANCE FOR DILUTED EPS FROM CONTINUING OPERATIONS BEFORE CHARGES/GAINS TO DILUTED EPS FROM CONTINUING OPERATIONS (GAAP)
(Unaudited)

	Twelve Months Ending
	December 31, 2023	December 31, 2022	% Change

Diluted EPS from continuing operations before charges/gains - full year range	$3.60 - 3.80	$4.24	(15) - (10)

Diluted EPS from continuing operations before charges/gains (b)	$3.70	$4.24	(13)

Restructuring and other (charges)/gains	(0.20)	(0.20)
Defined benefit plan actuarial (losses)/gains	-	0.01
	-	-
Tax items	-	0.06

Diluted EPS from continuing operations - (GAAP)	$3.50	$4.11	(15)

Diluted EPS from continuing operations - (GAAP) - full year range	$3.40 - 3.60	$4.11	(17) - (12)

For the twelve months ended December 31, 2022, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $35.4 million ($26.2 million after tax or $0.20 per diluted share) of restructuring and other charges/gains, the impact for actuarial gains associated with our defined benefit plans of $1.2 million ($0.9 million after tax or $0.01 per diluted share) and a tax benefit of $8.4 million ($0.06 per diluted share).

(b) For definitions of Non-GAAP measures, see Definitions of Terms page

Definitions of Terms: Non-GAAP Measures

(a) Operating income (loss) from continuing operations before charges/gains is calculated as operating income derived in accordance with GAAP, excluding restructuring and other charges/gains. Operating income (loss) from continuing operations before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted earnings per share from continuing operations before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding restructuring and other charges/gains, defined benefit plan actuarial losses/gains, loss on equity investments, and tax items. This measure is not in accordance with GAAP. Management uses this measure to evaluate the Company's overall performance and believes it provides investors with helpful supplemental information about the Company's underlying performance from period to period. However, this measure may not be consistent with similar measures presented by other companies.

(c) Diluted earnings per share from discontinued operations before charges/gains is calculated as income from discontinued operations on a diluted per-share basis, excluding restructuring and other charges/gains and seperation costs, asset impairment charges, defined benefit plan actuarial losses/gains and tax items. This measure is not in accordance with GAAP. Management uses this measure to evaluate the discontinued operations performance and believes it provides investors with helpful supplemental information about the discontinued operations underlying performance from period to period. However, this measure may not be consistent with similar measures presented by other companies.

(d) Diluted earnings per share for Fortune Brands Home & Security, inclusive of Masterbrand Cabinets before charges/gains, is calculated by combining income from continuing operations before charges/gains on a per-share basis, to income from the discontinued Masterbrand Cabinets segment through the separation date 12/14/2022 and MasterBrands Cabinets for post-separation 12/15/2022 through 12/25/2022 on a per-share basis. This calculation excludes restructuring and other charges/gains and separation costs, defined benefit plan actuarial losses/gains, asset impairment charges and tax items. This measure is not in accordance with GAAP and is used by management to evaluate the overall performance of the Company, including the contribution of the MasterBrand Cabinets segment. Management believes this measure provides investors with helpful supplemental information about the Company's underlying performance from period to period. However, this measure may not be consistent with similar measures presented by other companies.

(e) EBITDA from continuing operations before charges/gains is calculated as income from continuing operations in accordance with GAAP, excluding depreciation, amortization of intangible assets, restructuring and other charges/gains, interest expense, defined benefit plan actuarial losses/gains, loss on equity investments, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by the Company. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(f) Loss on equity investments is related to our investment in Flo.

(g) Total Fortune Brands Home & Security inclusive of MasterBrand Cabinets net sales refers to the combined net sales of Fortune Brands Home & Security and the discontinued MasterBrand Cabinets segment through the separation date of 12/14/2022 and and MasterBrands Cabinets for the post-separation 12/15/2022 through 12/25/2022. This measure provides an overall picture of the total revenue generated by the Company, including the contribution of the MasterBrand Cabinets segment.

(h) Asset impairment charges for the three and twelve months ending on December 31, 2022, represent pre-tax impairment charges of $20.4 million and $46.4 million, respectively. These charges are related to the indefinite-lived trade names in our discontinued Cabinets segment

Definitions of Terms: GAAP Measures

In the first quarter of 2022, our Plumbing segment was renamed “Water Innovations” in order to better align with our key brands and organizational purpose. The Plumbing segment name change is to the name only and had no impact on the Company’s historical financial position, results of operations, cash flow or segment level results previously reported.

In 2018, our Water Innovations segment entered into a strategic partnership with, and acquired non-controlling equity interests in, Flo, a U.S. manufacturer of comprehensive water monitoring and shut-off systems with leak detection technologies. In January 2020, we entered into an agreement to acquire the remaining outstanding shares of Flo in a multi-phase transaction. As part of this agreement, we acquired a majority of Flo’s outstanding shares during 2020 and entered into a forward contract to purchase all remaining shares of Flo during the first quarter of 2022 for a price based on a multiple of Flo’s 2021 sales and adjusted earnings before interest and taxes. On January 30, 2022, we made a final cash payment of $16.7 million to the legacy minority shareholders to acquire such shares which is reflected within Other financing, net in our consolidated statements of cash flows.

In January 2022, we acquired 100% of the outstanding equity of Solar Innovations, a leading producer of wide-opening exterior door systems and outdoor enclosures, for a purchase price of $61.6 million, net of cash acquired of $4.8 million. We financed the transaction using cash on hand and borrowings under our revolving credit facility. The results of Solar are reported as part of the Outdoors & Security segment. Its complementary product offerings support the segment’s outdoor living strategy.

In July 2022, we acquired 100% of the outstanding equity of Aqualisa, a leading U.K. manufacturer of shower products known for premium, innovative, smart digital shower systems, for a purchase price of $156.0 million, net of cash acquired of $4.8 million. The results of Aqualisa are reported as part of the Water Innovations segment. Its product offerings will enable us to continue to leverage growing trends in water management and connected products. We financed the transaction with borrowings under our existing credit facilities. We have not included pro forma financial information as it is immaterial to our condensed consolidated statements of comprehensive income. The fair value allocated to assets acquired and liabilities assumed as of July 29, 2022, was $156.0 million.

On December 14, 2022, the Company completed the previously announced spin-off of its Cabinets business, MasterBrand, Inc. ("MasterBrand") (the "Spin-off"), in a tax-free transaction to the Company and our stockholders for U.S. federal income tax purposes, creating two independent, publicly traded companies. In addition, the Company's name changed from "Fortune Brands Home & Security, Inc." to "Fortune Brands Innovations, Inc." and its stock ticker changed from "FBHS" to "FBIN" which became effective subsequent to the completion of the Spin-off. The operating results of the Cabinets business are reported as discontinued operations for all periods presented. We have two business segments: Water Innovations (previously referred to as Plumbing) and Outdoors & Security. Our former Cabinets segment was disposed of in connection with the Spin-off.

Contacts

INVESTOR CONTACT:
Leigh Avsec
847-484-4211
Investor.Questions@fbhs.com

MEDIA CONTACT:
Darwin Minnis
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Media.Relations@fbhs.com